Exhibit 10.24

EXECUTION VERSION

DATED AS OF DECEMBER 16, 2016

VERTICAL HORIZONS, LTD.

AS BORROWER

AND

BANK OF UTAH

NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY

AS SECURITY TRUSTEE

AND

CITIBANK, N.A. OR AN AFFILIATE

AS FACILITY AGENT

SECOND AMENDED AND RESTATED MORTGAGE

AND SECURITY AGREEMENT IN RESPECT OF THE

PDP FINANCING OF NINETEEN (19) AIRBUS A321-200

AIRCRAFT, FORTY-NINE (49) AIRBUS A320NEO

AIRCRAFT AND TWO (2) AIRBUS A320-200 AIRCRAFT

SECOND AMENDED AND RESTATED MORTGAGE AND SECURITY AGREEMENT, dated as of December 16, 2016,

BETWEEN

(1) VERTICAL HORIZONS, LTD. (the “Borrower”);

(2) BANK OF UTAH, not in its individual capacity, except as expressly stated herein, but solely as Security Trustee hereunder (together with its successors hereunder in such capacity, the “Security Trustee”); and

(3) CITIBANK, N.A. or an affiliate, as Facility Agent for and on behalf of the Lenders (the “Facility Agent”).

WHEREAS, this Mortgage amends and restates in its entirety the amended and restated mortgage and security agreement dated as of August 11, 2015, among the Borrower, the Security Trustee and the Facility Agent;

WHEREAS, the Borrower desires by this Mortgage, among other things to provide for the assignment, mortgage and pledge by the Borrower to the Security Trustee, for the benefit of the Lenders, of the Collateral (as defined below) including the Borrower’s right, title and interest in and to the Assigned Purchase Agreements and the payments and other amounts received in respect thereof in accordance with the terms hereof, as security for the Borrower’s obligations to the Lenders;

WHEREAS, all things have been done to make the Loan Certificates, when executed by the Borrower and issued and delivered under the amended and restated credit agreement between, among others, the parties hereto and amended and restated as of the date hereof (the “Credit Agreement”), the valid obligations of the Borrower; and

WHEREAS, all things necessary to make this Mortgage the valid, binding and legal obligation of the Borrower, for the uses and purposes specified herein and in accordance with its terms, have been done and performed and have happened.

— GRANTING CLAUSE —

NOW, THEREFORE, THIS MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt payment of the principal of, Break Amount (if any) on, interest on and all other amounts due with respect to, all Loan Certificates from time to time outstanding under the Credit Agreement and the performance and observance by the Borrower, the Guarantors, and the Parent of all the agreements, covenants and provisions for the benefit of the Finance Parties herein and in the Credit Agreement, the Loan Certificates and the other Operative Documents, and the prompt payment of any and all amounts from time to time owing hereunder and under the Credit Agreement and under the other Operative Documents to each Agent and the Lenders, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants contained in the Operative Documents, and of the acceptance of the Loan Certificates by the Lenders, and for other good and valuable consideration given by the Lenders, each Agent and the Security Trustee to the Borrower and the other Obligors, the receipt and sufficiency of which is hereby acknowledged, the Borrower has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Security Trustee and its successors and permitted assigns, for the security and benefit of the Agents and the Lenders, a security interest in and mortgage lien upon, all right, title and interest of the Borrower in, to and under the following described property, rights and privileges (which, collectively, including all property hereafter specifically subjected to the Lien of this Mortgage, shall constitute the “Collateral”), to wit:

1	Assigned Purchase Agreements, in respect of the Aircraft, including, without limitation: (i) the right to purchase, accept delivery and take title to each of the Aircraft (and any right to transfer such rights) pursuant to and in accordance with the Assigned Purchase Agreements; (ii) all claims for damages in respect of each Aircraft arising as a result of any default by Airbus under the Assigned Purchase Agreements or by any vendor or other supplier of components or other parts or equipment installed on or in any of the Aircraft, including, without limitation, all warranty, service life policy and indemnity provisions contained in the Assigned Purchase Agreements and all claims thereunder; (iii) any and all rights of the Borrower to compel performance of the terms of the Assigned Purchase Agreements in respect of the Aircraft; and (iv) any and all rights to receive any credits, refunds, rebates or other discounts due to the Borrower with respect to the purchase price of the Aircraft (and the Engines) pursuant to the Assigned Purchase Agreements (except to the extent specifically excluded by the terms of the Operative Documents), together with all rights, powers, privileges, options and other benefits of the Borrower in respect thereof, including, without limitation, the rights to make all waivers and agreements, to give and receive all notices and other instruments or communications, and to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do in respect of such provisions;

2	Each Engine Agreement including, without limitation: (i) all claims for damages in respect of each of the Engines arising as a result of any default by the Engine Manufacturers or by any vendor or other supplier of components or other parts or equipment installed on or in any of the Engines referred to therein, including, without limitation, all warranty and indemnity provisions contained in the Engine Agreements and all claims thereunder; (ii) any and all rights of the Borrower to compel performance of the terms of each Engine Agreement in respect of the Engines, together with all rights, powers, privileges, options and other benefits of the Borrower in respect thereof, including, without limitation, the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, and to take such action upon the occurrence of a default in respect of such provisions, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which the Borrower is or may be entitled to do in respect of such provisions; and (iii) all payments and credits from each Engine Manufacturer payable under each respective Engine Agreement;

3	All payments or proceeds payable to the Borrower with respect to the Assigned Purchase Agreements and the Engine Agreements in respect of the Aircraft or any part thereof as the result of the sale or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Borrower in and to the same and every part thereof;

4	All Buyer Furnished Equipment (whether now owned or hereafter acquired), furnished to Airbus to be attached to any of the Aircraft and in relation to which the Borrower has rights, together with all warranties, indemnities and claims against any vendor or manufacturer of any such Buyer Furnished Equipment and all credit memoranda, credits, refunds or other amounts owing from any such vendor or manufacturer with respect to such equipment in each case to the extent the rights to which are assignable without the need for consent from or notice to any such vendor or manufacturer;

5	All monies and securities deposited or required to be deposited with the Security Trustee by or for the account of the Borrower pursuant to any term of this Mortgage, the Credit Agreement or any of the other Operative Documents, or required to be held by the Security Trustee hereunder, including all Eligible Accounts, cash, Cash Equivalents, and earnings thereon, and other financial assets held in any Eligible Account by the Security Trustee or an Eligible Institution, and all security entitlements with respect thereto; and

6	All proceeds of the foregoing.

Any and all properties referred to in this Granting Clause which are hereafter acquired by the Borrower, shall, without further conveyance, assignment or act by the Borrower or the Security Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

The Borrower shall at all times remain liable to Airbus under the Assigned Purchase Agreements, and the Engine Manufacturers pursuant to the applicable Engine Agreements, to perform all of the duties and obligations of the “Buyer” thereunder to the same extent as if this Mortgage had not been executed.

The exercise by the Security Trustee of any of the rights assigned hereunder shall not release Borrower from any of its duties or obligations to Airbus or either Engine Manufacturer (as applicable) under the Assigned Purchase Agreements or either Engine Agreement, respectively, except to the extent that such exercise by the Security Trustee shall constitute performance of such duties and obligations.

Notwithstanding any of the foregoing provisions of this Granting Clause, but subject to the express provisions of the other articles of this Mortgage, so long as the Security Trustee has not commenced the exercise of remedies under Clause 5 and/or the Step-In Agreement, the Borrower shall have the right, to the exclusion of the Security Trustee and any others claiming by, through or under the Security Trustee, to exercise in Borrower’s name all rights and powers of (A) the “Buyer” with respect to the Aircraft under the Assigned Purchase Agreements and (B) if applicable, the rights of the Borrower under the Engine Agreements, provided, that, the Borrower may not enter into or consent to any change order or other amendment, modification or supplement to the

Engine Agreements and the Borrower may not, in addition to the covenants set out in the Credit Agreement, enter into any change order or other amendment, modification or supplement to the Assigned Purchase Agreement in relation to any Aircraft, without the written consent and countersignature of the Security Trustee (acting at the unanimous direction of the Lenders) if such change order, amendment, modification or supplement would (after giving effect to any additional payments made by the Borrower to the applicable manufacturer:

(a)	change the time of or the amount of any Advance or the manner in which any Advance can be returned or credited to the Borrower under either Assigned Purchase Agreement;

(b)	postpone the applicable Delivery Date of any Aircraft;

(c)	result in the rescission, cancellation or termination of the Assigned Purchase Agreements;

(d)	have the effect of changing the model of the Aircraft; or

(e)	have the effect of changing the configuration of any Aircraft if such change would adversely affect the remarketability of the Aircraft or cause the purchase price of the Aircraft to exceed the Lender’s Net Price.

The Borrower shall provide to the Security Trustee promptly after the execution of the same (a) redacted copies, certified by the Borrower, of all material change orders (other than non charge change orders), amendments, modifications or supplements to each Assigned Purchase Agreement that affect the Security Trustee’s interest.

— HABENDUM CLAUSE —

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Security Trustee, its successors and assigns, in trust for the equal and proportionate benefit and security of the Agents and the Lenders, except as otherwise provided in Clause 5.4(e) of the Credit Agreement, and for the uses and purposes and subject to the terms and conditions of this Mortgage.

The Borrower does hereby constitute the Security Trustee the true and lawful attorney of the Borrower (which appointment is coupled with an interest), irrevocably, with full power (in the name of the Borrower or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due and to become due under or arising out of the Operative Documents and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Security Trustee may deem to be necessary or advisable in the premises; provided that the Security Trustee agrees not to exercise such power of attorney unless an Event of Default shall be continuing.

The Borrower does hereby warrant and represent that (except as permitted herein) it has not assigned or pledged any of its right, title, and interest hereby assigned to anyone other than the Security Trustee.

1.	Definitions

Except as otherwise defined in this Mortgage, terms used herein in capitalized form shall have the meanings attributed thereto in Annex A hereto.

2.	Payments under Assigned Purchase Agreements

(a)	The Borrower agrees that all payments due or to become due to the Borrower under or in connection with either Assigned Purchase Agreement with respect to any Aircraft at any time when an Event of Default has occurred and is continuing shall be made directly to the Security Trustee, by wire transfer to the account specified in Schedule I to the Credit Agreement (or such other account at such other financial institution in such other location as the Security Trustee may designate to the Borrower and Airbus from time to time), and the right of the Security Trustee so to receive such payments shall not be subject to any defense, counterclaim, set-off or other right or claim of any kind that the Borrower may be able to assert against the Security Trustee.

(b)	Any amounts held by the Security Trustee as part of the Collateral hereunder shall be invested by the Security Trustee from time to time in Cash Equivalents selected by the Facility Agent. Any income realized as a result of any such investment, net of the Security Trustee’s reasonable fees and expenses in making such investment, shall be held and applied by the Security Trustee in the same manner as the principal amount of such investment is to be applied and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. The Security Trustee shall not be liable for any loss resulting from any investment required to be made by it hereunder other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by the Security Trustee without instructions whenever such sale is necessary to make a distribution required hereby. All Cash Equivalents held by the Security Trustee shall either be (i) registered in the name of, payable to the order of, or specifically endorsed to, the Security Trustee or (ii) held in an Eligible Account.

3.	Accounts

The Borrower shall not open any Accounts, except as contemplated in this Clause 3. Before the utilization of any Accounts contemplated by the Operative Documents, the Borrower shall take any action necessary to enable the Security Trustee to obtain and maintain “control” (within the meaning of the applicable Uniform Commercial Code) with respect to the Accounts, and shall ensure that the account bank at which any Account is held enters into an account control agreement, charge over bank account or similar document such as will grant the Security Trustee a first-priority perfected security interest in such Account.

4.	Events of Default

Each of the following events shall constitute an Event of Default which shall continue so long as, but only as long as, it shall not have been remedied:

(a)	Non Payment. The Borrower shall have failed to make a payment of any principal on any Loan Certificate within ***** after the same shall have become due; or the Borrower shall have failed to make a payment of interest on any Loan Certificate within ***** after the same shall have become due;

(b)	Other Payments. The Borrower shall have failed to make any payment of any amount owed to any Finance Party under the Operative Documents, including without limitation, any payment owed pursuant to Clause 5.9 of the Credit Agreement, other than as provided under paragraph (a) of this Clause 4 after the same shall have become due and such failure shall continue for ***** after the Borrower has received notice that such payment is due;

(c)	Special Purpose Covenants. The Borrower shall have failed to perform or observe, or caused to be performed and observed, any covenant or agreement to be performed or observed by it under Clause 10.3 of the Credit Agreement;

(d)	Other Covenants. The Borrower or either Guarantor shall have failed to perform or observe, or caused to be performed and observed, in any respect, any other covenant or agreement to be performed or observed by it under any Operative Document, and such failure (if capable of remedy) shall continue unremedied for a period of ***** after Borrower’s or either Guarantor’s receipt of written notice from the Security Trustee or the Facility Agent; provided however that such grace period shall not apply if such breach gives rise to any reasonable likelihood of the sale, forfeiture or other loss of any of the Collateral or the Aircraft or any interest therein;

(e)	Representations and Warranties. Any representation or warranty made by the Borrower or either Guarantor in any Operative Document or any document or certificate furnished by any such Obligor in connection therewith or pursuant thereto shall prove to have been incorrect or misleading at the time made, which, if capable of cure, is not cured within ***** after the Borrower or either Guarantor obtains knowledge thereof and to the extent such incorrect or misleading representation or warranty is materially adverse to the Security Trustee or any Lender;

(f)

Voluntary Bankruptcy. The commencement by the Borrower or either Guarantor of a voluntary case or winding up under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal, state or other bankruptcy, insolvency or other similar law in the United States or the Cayman Islands, or the consent by the Borrower or either Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or either Guarantor or for

****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

all or substantially all of its property, or the making by the Borrower or either Guarantor of any assignment for the benefit of creditors of the Borrower or either Guarantor shall take any corporate action to authorize any of the foregoing (including, without limitation, by the passing of a shareholders’ resolution for its involuntary winding up) or to authorize a general payment moratorium;

(g)	Involuntary Bankruptcy. The commencement of an involuntary case, winding up or other proceeding in respect of the Borrower or either Guarantor under the federal, bankruptcy laws, as now or hereafter constituted, or any other applicable federal state or other bankruptcy, insolvency or other similar law in the United States or the Cayman Islands or seeking the appointment of a liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or either Guarantor for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding remains undismissed and unstayed for a period of *****, or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of the Borrower or either Guarantor, a receiver, trustee or liquidator of the Borrower or either Guarantor, or for all or substantially all of its property, or sequestering of all or substantially all of the property of either Guarantor or the occurrence of such in respect of any property of the Borrower and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of *****, after the date of entry thereof;

(h)	Perfected Security Interest. The Security Trustee shall cease to hold a valid and perfected security interest in any of the Collateral (except with respect to Permitted Liens);

(i)	Breach of Assigned Purchase Agreements or Engine Agreement. The Borrower or either Guarantor breaches or repudiates or evidences an intention to repudiate the terms of either Assigned Purchase Agreement, the Assignment and Assumption Agreement, the Servicing Agent, either Engine Agreement, or either Airbus Purchase Agreement, as applicable, and such breach is not cured within *****;

(j)	Cross Defaults. For any reason, any Financial Indebtedness of either Guarantor (or any Financial Indebtedness which a Guarantor has agreed to guarantee) in an aggregate amount in excess of *****) (or its equivalent in other currencies as determined by the Security Trustee), is not paid when due nor within any originally applicable grace period, and such Financial Indebtedness is declared to be due and payable prior to its specified maturity as a result of an event of default or termination event (howsoever described);

(k)	Judgments: any judgment against a Guarantor for an amount equal to or in excess of ***** is not paid by the date required by the court, unless such judgment is appealable and is being contested in good faith and by appropriate proceedings by such Guarantor;

****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

(l)	BFE Payments. The Borrower or any Guarantor shall have failed to make the payment of any amount listed in Schedule VI to the Credit Agreement in respect of BFE for each Aircraft in respect of which a Loan is then outstanding when due;

(m)	Servicing Agreement. An event occurs that entitles Frontier Airlines to terminate the Servicing Agreement pursuant to Clause 5.2 of the Servicing Agreement;

(n)	Step-In Agreement. The occurrence of an Insolvency Event in respect of the Borrower or either Guarantor or a Step-In Event (as defined in the Step-In Agreement); and

(o)	Financial Covenants. Either Guarantor shall have failed to perform, observe or comply with, or caused to be performed, observed and complied with, any covenant or agreement to be performed, observed or complied with by it under Clause 9(f) of the Guarantee.

5.	Enforcement of Security

(a)	If an Event of Default shall have occurred and be continuing and so long as the same shall be continuing unremedied, then and in every such case, the Security Trustee or the Facility Agent (as applicable) may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Clause 5, and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, including, without limitation, the right to assign its right to purchase the Aircraft from Airbus (subject to the Step-In Agreement).

(b)	If an Event of Default referred to in Clause 4(f) or 4(g) shall have occurred, then and in every such case all unfunded Commitments shall be terminated and the unpaid principal of all Loan Certificates then outstanding, together with interest accrued but unpaid thereon, and all other amounts due to the Lenders under the Operative Documents, shall immediately and without further act become due and payable, without presentment, demand, protest or notice, all of which are hereby waived.

(c)	If any other Event of Default shall have occurred and be continuing, then and in every such case, the Facility Agent or the Security Trustee may at any time, by written notice or notices to the Borrower, (i) terminate all unfunded Commitments and/or (ii) declare all the Loan Certificates to be due and payable, whereupon the unpaid principal of all Loan Certificates then outstanding, together with accrued but unpaid interest thereon, and all other amounts due to the Lenders under the Operative Documents, shall immediately and without further act become due and payable without presentment, demand, protest or other notice, all of which are hereby waived.

(d)	If the principal of the Loan Certificates shall have become due and payable pursuant to this Clause 5, there shall also become due and payable to each holder of a Loan Certificate upon demand, without presentment, protest or notice, all of which are hereby waived, the Break Amount therefor.

(e)	Subject to the consent of the Majority Lenders, each Lender and the Security Trustee shall be entitled, at any sale pursuant to this Clause 5, to credit against any purchase price bid at such sale by each Lender or the Security Trustee all or any part of the unpaid obligations owing to such Lender or the Security Trustee and secured by the Lien of this Mortgage. The Security Trustee and the Lenders shall, upon any such purchase, acquire good title to the property so purchased, to the extent permitted by applicable law, free of all rights of redemption.

(f)	The Security Trustee agrees to give to the Borrower at least ***** prior written revocable notice of any foreclosure of the Lien of this Mortgage, or of any other action to cause the Borrower to lose any rights under the Purchase Agreement (which period of notice the parties hereto confirm is commercially reasonable).

(g)	In case the Security Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Security Trustee, then and in every such case, the Security Trustee and the Borrower shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies and powers of the Security Trustee shall continue as if no such proceedings had been instituted.

(h)	Upon written instructions from the Majority Lenders, the Facility Agent shall waive any past Default or Event of Default hereunder and its consequences and upon any such waiver such Default or Event of Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon; provided, however, that in the absence of written instructions from all Lenders, the Facility Agent shall not waive any Default (i) in the payment of the principal of, or interest on, or other amounts due under, any Loan Certificate then outstanding, or (ii) in respect of a covenant or provision of an Operative Document which by its terms cannot be waived without the consent of each Lender.

(i)	Each and every right, power and remedy given to the Agents specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by either Agent, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy.

(j)	No delay or omission by any Agent in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Borrower or to be an acquiescence therein.

****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

6.	Borrower’s Continuing Obligations

6.1	Borrower Liable

Notwithstanding anything herein contained the Borrower shall remain liable under the Operative Documents to which it is a party to perform all the obligations assumed by it thereunder.

6.2	No Liability for the Agents

(a)	Notwithstanding anything herein contained the Agents shall not be under any further obligation or liability under the Operative Documents to which the Borrower is a party by reason of this Mortgage or anything arising out of, or in connection with, it.

(b)	The Agents shall not be under any obligation of any kind:

(i)	to assume or to perform or fulfill any obligation of the Borrower in, under or pursuant to the Operative Documents to which the Borrower is a party or be under any liability whatsoever as a result of any failure of the Borrower to perform any of its obligations in connection therewith;

(ii)	(except as otherwise provided in the Operative Documents) to enforce against any of the parties thereto any term or condition of the Operative Documents or to enforce any rights and benefits hereby assigned or to which the Agents may at any time be entitled; and/or

(iii)	to make any enquiries as to the nature or sufficiency of any payment received by the Agents hereunder or to make any claim or to take any action to collect any moneys hereby assigned.

7.	Miscellaneous

7.1	Termination of Mortgage

Upon (or at any time after) payment in full of the principal of and interest on and Break Amount, if any, and all other amounts due under, or otherwise due to the Lenders in respect of, all Loan Certificates and provided that (i) the Commitments shall have terminated and (ii) there shall then be no other amounts due to the Lenders or the Agents under the Operative Documents, the Collateral shall automatically be release from the

Lien of the Mortgage and the Security Trustee shall execute and deliver to or as directed in writing by the Borrower an appropriate instrument evidencing the release of the Collateral from the Lien of this Mortgage, and the Security Trustee shall execute and deliver such instrument as aforesaid and, at the Borrower’s expense, will execute and deliver such other instruments or documents as may be reasonably requested by the Borrower to evidence of give effect to such release; provided, however, that this Mortgage and the trusts created hereby shall earlier terminate and this Mortgage shall be of no further force or effect and the rights of the Lenders under the Loan Certificates and the Facility Agent shall terminate (and the Security Trustee shall release, by an appropriate instrument, the Collateral from the Lien of this Mortgage) upon any sale or other final disposition by the Security Trustee of all property part of the Collateral and the final distribution by the Security Trustee of all monies or other property or proceeds constituting part of the Collateral in accordance with the terms hereof.

Except as aforesaid otherwise provided and as otherwise provided in Clause 6 of the Credit Agreement, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

7.2	No Legal Title to Collateral in Lenders

No Lender or Agent shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Loan Certificate or other right, title and interest of any Lender or Agent in and to the Collateral or hereunder shall operate to terminate this Mortgage or entitle such Person or any successor or transferee of such Person to an accounting or to the transfer to it of legal title to any part of the Collateral.

7.3	Sale of Collateral by Security Trustee is Binding

Any sale or other conveyance of any part of the Collateral by the Security Trustee made pursuant to the terms of this Mortgage shall bind the Lenders and the Agents and shall be effective to transfer or convey all right, title and interest of the Agents, the Borrower and the Lenders in and to such part of the Collateral. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Security Trustee.

7.4	Mortgage for Benefit of Agents and Lenders

Nothing in this Mortgage, whether express or implied, shall be construed to give to any person other than the Borrower, the Agents and the Lenders any legal or equitable right, remedy or claim under or in respect of this Mortgage.

7.5	No Action Contrary to Borrower’s Rights; Quiet Enjoyment

Notwithstanding any of the provisions of this Mortgage to the contrary, so long as no Event of Default shall have occurred and be continuing, the Security Trustee agrees that neither it nor any Person claiming by, through or under the Security Trustee, will take any action in violation of the Borrower’s rights, including the right to purchase the Aircraft under the Assigned Purchase Agreements in accordance with the terms of this Mortgage by Borrower.

7.6	Notices.

Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by this Mortgage to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, fax or electronic mail and:

(a)	if to the Borrower:

c/o Intertrust SPV (Cayman) Limited

190 Elgin Avenue

George Town

Grand Cayman, KY1-9005

Cayman Islands

Attention: Directors

Email: *****

Fax: *****

(b)	if to the Security Trustee:

Bank of Utah

200 E. South Temple, Suite 210

Salt Lake City, Utah 84111

Telephone:*****

Facsimile:*****

Email:*****

(c)	if to the Facility Agent:

Citibank, N.A.

1615 Brett Road

Building 111

New Castle, DE 19720

Attention: Loan Administration

Fax:*****

Email: *****

With a copy to:

Citibank, N.A.

388 Greenwich Street, 34th Floor

New York, NY 10013

Attention: *****

Fax: *****

Email: *****

(d)	if to any Lender, addressed to such party at such address as such party shall have furnished by notice to the Borrower and the Security Trustee, or, for any Lender, until an address is so furnished, addressed to the address of such Lender specified in Schedule I to the Credit Agreement.

****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

Whenever any notice in writing is required to be given by the Borrower or any Agents or any Lender to any of the other parties, such notice shall be deemed given and such requirement satisfied when such notice is received, with such notice received if such notice is mailed by certified mail, postage prepaid, or is sent by facsimile, addressed as provided above.

Any party hereto may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Mortgage.

7.7	Facility Agent’s Right to Perform for Borrower

If the Borrower fails to make any payment or to perform or comply with any of its agreements contained herein, then (but in each case no earlier than ***** after notice to Borrower as to the occurrence of such failure, whether or not it shall yet constitute an Event of Default hereunder) the Facility Agent may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of the Facility Agent incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be payable by Borrower upon demand.

7.8	Severability

Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9	No Oral Modifications or Continuing Waivers

No terms or provisions of this Mortgage or the Loan Certificates may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party or other Person against whom enforcement of the change, waiver, discharge or termination is sought and any other party or other Person whose consent is required pursuant to this Mortgage; and any waiver of the terms hereof or of any Loan Certificate shall be effective only in the specific instance and for the specific purpose given.

****	Confidential portions of the material have been omitted and filed separately with the Securities and Exchange Commission.

7.10	Successors and Assigns

All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the parties hereto and the successors and permitted assigns of each, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by any Lender shall bind the successors and assigns of such Lender.

7.11	Headings

The headings of the various Clauses herein and in the table of contents hereto are for the convenience of reference only and shall not define or limit any of the terms or provisions hereof.

7.12	Governing Law; Counterparts

THIS MORTGAGE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. This Mortgage may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

7.13	Waiver of Jury Trial

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE.

7.14	Jurisdiction

(a)

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such

New York State or, to the extent permitted by law, in such Federal court. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent may otherwise have to bring any action or proceeding relating to this Agreement against another party or its properties in the courts of any jurisdiction. The Borrower further agrees that, notwithstanding Clauses 22.2 and 22.3 of the Step-In Agreement, as between the Borrower and the Agents New York Courts will have jurisdiction to settle any dispute arising from or connected with this Mortgage or the Step-In Agreement (with the selection of New York Courts as the appropriate jurisdiction for all or any part of such proceeding to be made by either Agent), New York Courts are appropriate and convenient for settling any dispute between the Borrower and either Agent, and the Borrower agrees that it will not argue to the contrary.

(b)	The Borrower irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (a) of this Clause. The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.	Service of Process

Each party to this Agreement irrevocably consents to service of process in the manner provided for the delivery of notices in Clause 7.6. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. The Borrower hereby irrevocably appoints and designates Corporation Service Company (the “Agent for Service of Process”), having an address at Corporation Service Company, 80 State Street, Albany, New York 12207-2543 as its true and lawful attorney- in-fact and duly authorized agent for the limited purpose of accepting service of legal process and the Borrower agrees that service of process upon such party shall constitute personal service of such process on such person. The Borrower shall maintain the designation and appointment of the Agent for Service of Process at such address until all amounts payable under this Agreement shall have been paid in full. If the Agent for Service of Process shall cease to so act, the Borrower shall immediately designate and shall promptly deliver to the Facility Agent evidence in writing of acceptance by another agent for service of process of such appointment, which such other agent for service of process shall have an address for receipt of service of process in the State of New York and the provisions above shall equally apply to such other agent for service of process.

9.	Limitation on Liability

9.1	Notwithstanding anything contained in this Agreement to the contrary, recourse against the Borrower with respect to this Agreement shall be limited to the assets of the

Borrower, as they may exist from time to time and each Agent and Lender agrees not to seek before any court or Governmental Entity to have any shareholder, director or officer of the Borrower, held liable, in their personal or individual capacities, for any actions or inactions of the Borrower or any obligations or liability of the Borrower under this Agreement other than in the case of gross negligence or willful misconduct.

9.2	Each of the Security Trustee, the Facility Agent and the Lenders agree that with respect to any actions or inactions of the Borrower or any obligations or liability of the Borrower under this Agreement, it shall not commence any case, proceeding, proposal or other action under any existing or future law of any jurisdiction relating to the bankruptcy, insolvency, reorganization, arrangement in the nature of insolvency proceedings, adjustment, winding-up, liquidation, dissolution or analogous relief with respect to the Borrower.

9.3	Nothing in this Clause 9 shall:

(a)	be construed to limit the exercise of remedies pursuant to this Agreement in accordance with its terms; or

(b)	be construed to waive, release, reduce, modify or otherwise limit the obligations and liabilities of any guarantor of the Borrower’s obligations or liabilities hereunder.

9.4	The provisions of this Clause 9 shall survive the termination of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Mortgage to be duly executed by their respective officers thereunto duly authorized, as of the day and year first written above.

VERTICAL HORIZONS, LTD.,
as Borrower

By:	/s/ Grant Cellier
Name:	Grant Cellier
Title:	Director

BANK OF UTAH
not in its individual capacity but solely, as Security Trustee

By:	/s/ John Thomas
Name:	John Thomas
Title:	Vice President

By:	/s/ Jon Croasmun
Name:	Jon Croasmun
Title:	Vice President

CITIBANK, N.A., as Facility Agent

By:	/s/ Meghan O’Connor
Name:	Meghan O’Connor
Title:	Vice President

By:
Name:
Title: